Exhibit 10.4

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver Agreement”) is entered into as of November 1, 2018, by and between Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Seller Representative”), Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), Haymaker Sponsor, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), and each holder of the issued and outstanding shares of Class B Common Stock of HYAC, par value $0.0001 per share (the “Class B Common Shares”) that is required to become bound by the terms and conditions hereof (together with the Sponsor, collectively, the “Class B Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Waiver Agreement, HYAC, OneSpaWorld Holdings Limited (“Dory Parent”), the Seller Representative and the other parties thereto will enter into that certain Business Combination Agreement, to be dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, HYAC and the Group Companies will be acquired by Dory Parent, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, concurrently with the execution of this Waiver Agreement, in connection with the Transaction, Dory Parent will enter into those certain Subscription Agreements, to be dated as of the date hereof, pursuant to which the investors named therein will purchase an aggregate of (a) 12,249,637 common shares of Dory Parent, par value $0.0001 per share (the “Dory Parent Common Shares”) and (b) 3,105,294 warrants to purchase Dory Parent Common Shares, for an aggregate purchase price of $122,496,370 (the “New Issuance”), which funds will be used to finance the Transaction in part;

WHEREAS, (i) Section 4.3(b)(i) of HYAC’s Amended and Restated Certificate of Incorporation (the “HYAC Charter”) provides that each Class B Common Share shall automatically convert into one share of Class A Common Stock of HYAC (such shares, the “Class A Common Shares” and, together with the Class B Common Shares, the “Common Shares”; such ratio, the “Initial Conversion Ratio”) on the closing of the initial Business Combination (as defined in the HYAC Charter), and (ii) Section 4.3(b)(ii) of the HYAC Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional Class A Common Shares are issued (or deemed issued) in excess of the amounts offered in HYAC’s initial public offering of securities such that the Class B Holders shall continue to own 20% of the issued and outstanding Common Shares after giving effect to such issuance (the “Adjustment Provision”);

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, HYAC and Seller Representative are entering into the Sponsor Support Agreement pursuant to which, among other things, the Sponsor shall agree to (a) surrender, for no consideration, certain Dory Parent Common Shares into which a portion of the Class B Common Shares will be converted in connection with the Closing Merger and certain Dory Parent Warrants into which a portion of the Founder Warrants will be converted in connection with the Closing Merger, in each case, effective immediately following the Merger Effective Time and (b) certain covenants and agreements related to the transactions contemplated hereby;

WHEREAS, the Transaction constitutes a Business Combination under the HYAC Charter and the New Issuance would result in an Adjustment to the Initial Conversation Ratio pursuant to the Adjustment Provision; and

WHEREAS, in connection with the Transaction, the parties hereto desire to enter into this Waiver Agreement pursuant to which each Class B Holder shall irrevocably waive its rights under Section 4.3(b)(ii)

of the HYAC Charter to receive additional Class A Common Shares upon conversion of the Class B Common Shares held by him, her or it in connection with the Transaction as a result of the Adjustment to the Initial Conversion Ratio caused by the New Issuance or any other anti-dilution (or similar) protections in respect of the Class B Common Shares in connection with the Transaction or otherwise.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Waiver.

(a) The Sponsor, on behalf of itself and each transferee of any of the Founder Shares, and each other Class B Holder after the date hereof hereby irrevocably and unconditionally relinquishes and waives (the “Waiver”) as of the date hereof any and all rights to adjustment or other anti-dilution protections related to the Class B Common Shares (whether prior, existing or in the future), including the right under Section 4.3(b)(ii) of the HYAC Charter to receive Class A Common Shares in excess of the number issuable at the Initial Conversion Ratio (the “Excess Shares”) upon conversion of the Class B Common Shares held by it in connection with the Transaction as a result of any Adjustment caused by the New Issuance.

(b) Each Class B Holder acknowledges and agrees that if such Class B Holder receives any Excess Shares as a result of any Adjustment caused by the New Issuance, such issuance of Excess Shares shall be void, ab initio and such Excess Shares shall automatically be deemed to be surrendered for no consideration to HYAC for cancellation. Each Class B Holder agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the immediately preceding sentence, including promptly surrendering such shares to HYAC for cancellation for no consideration (and any evidence of issuance thereof, whether book-entry or certificates).

Section 2. Authorization; Enforcement. Each of the parties hereto represents to the other parties hereto that such party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party. This Agreement has been duly and validly executed and delivered by each party and constitutes a valid, legal and binding agreement of such party (assuming this Agreement has been duly authorized, executed and delivered by each party), enforceable against such party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3. Representations and Warranties of the Class B Holders. Each Class B Holder represents and warrants to HYAC and the Seller Representative that the following statements are true and correct:

(a) The Sponsor is the record owner of all of the outstanding shares of HYAC’s Class B Common Shares as of the date hereof, which constitutes all of the equity securities of HYAC held by Sponsor and its Affiliates as of the date hereof. Immediately prior to giving effect to the transactions occurring on the Closing Date, all of the Class B Common Shares to be forfeited pursuant to the Sponsor Support Agreement will be owned of record by the Sponsor, and all other Class B Common Shares will be owned of record by Sponsor or its direct or indirect equityholders. None of the Class B Holders has asserted or perfected any rights to adjustment or other anti-dilution protections, including pursuant to the Adjustment Provision, with respect to any equity securities of HYAC (including the Class B Common Shares) (whether in connection with the transactions contemplated by the Business Combination Agreement or otherwise).

(b) The execution, delivery and performance by it of this Agreement and the consummation by the Class B Holder of the transactions contemplated hereby do not: (a) conflict with or result in any breach of any provision of the Governing Documents of the Class B Holder, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Class B Holder is a party or by which its properties or assets may be bound, (c) violate any Order or Law of any Governmental Entity applicable to the Class B Holder or its Subsidiaries or any of their respective properties or assets, as applicable or (d) result in the creation of any Lien upon any of the assets (including the Class B Common Shares) of the Class B Holder, except in the case of clauses (b), (c) and (d) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Class B Holder to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Class B Holder to perform its obligations hereunder.

Section 4. Successors and Assigns. Each Class B Holder acknowledges and agrees that the terms of this Waiver Agreement are binding on and shall inure to the benefit of such Class B Holder’s beneficiaries, heirs, legatees and other statutorily designated representatives. Each Class B Holder also understands that this Waiver Agreement, once executed, is irrevocable and binding, and if a Class B Holder transfers, sells or otherwise assigns any Class B Common Shares held by it as of the date of this Agreement, the transferee of such Class B Common Shares shall be bound by the terms of this Waiver Agreement as if such transferee were a party hereto. Except for any transfer, sale or assignment expressly contemplated by the Sponsor Support Agreement, any Class B Holder that desires to transfer, sell or otherwise assign any Class B Common Shares prior to the Closing shall, in addition to any other existing obligations or restrictions applicable to such proposed transfer, sale or assignment that may exist, provide the proposed transferee with a copy of this Waiver Agreement and, as a condition to such transfer, sale or assignment, obtain from such proposed transferee a written acknowledgment (in substantially the same form attached hereto as Exhibit A) that such proposed transferee acknowledges and agrees to the Waiver as a Class B Holder (including all of the representations, warranties, covenants and obligations of the Class B Holders hereunder) and the other matters set forth in this Waiver Agreement. Notwithstanding the foregoing or anything to the contrary in the Business Combination Agreement or any Ancillary Document, nothing in this Agreement shall permit the Sponsor to transfer any of the Class B Common Shares to any Person in contravention of any of the covenants or agreements in the Business Combination Agreement or any Ancillary Document (including the Sponsor Support Agreement and the Sponsor Transfer Agreement) or any other restrictions on transfer under the Governing Documents of HYAC or under applicable securities Laws. For the avoidance of doubt, in no event shall Sponsor transfer any of the Class B Common Shares required to be forfeited pursuant to the Sponsor Support Agreement. For the avoidance of doubt, the Seller Representative shall not be deemed to be a Class B Holder upon receipt of the shares transferred to it pursuant to the Sponsor Transfer Agreement.

Section 5. Effect of this Waiver Agreement on HYAC Charter. The HYAC Charter, as affected hereby, shall remain in full force and effect. The Waiver contained in this Waiver Agreement shall not constitute a waiver of any other provision of the HYAC Charter, except as expressly provided herein.

Section 6. Termination. This Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing.

Section 7. Cooperation. Upon the request of any party hereto, any Class B Holder shall, without further consideration, execute and deliver, or cause to be executed and delivered, such other instruments, and shall use reasonable best efforts take, or cause to be taken, such further or other actions as such other party may deem reasonably necessary or desirable to carry out the intent and purposes of this Agreement.

Section 8. Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of HYAC, the Seller Representative and the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8 shall be void, ab initio.

Section 9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

a.	If to HYAC or the Sponsor, to:

c/o Haymaker Acquisition Corp.

650 Fifth Avenue, Floor 10

New York, NY 10019

Attn: Christopher Bradley

Email: cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:	Sidney Burke
Richard Rubano
Facsimile:	(212) 335-4501
E-mail:	sidney.burke@dlapiper.com
richard.rubano@dlapiper.com

b.	If to Steiner Leisure, to:

c/o Catterton Management Company L.L.C. 599 West Putnam Avenue
Greenwich, CT 06830
Attention:	Michael Chu
David McPherson
Marc Magliacano
Facsimile:	(203) 629-4903
E-mail:	Michael.Chu@lcatterton.com
Dave.McPherson@catterton.com
Marc.Magliacano@lcatterton.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022
Attention:	Joshua Kogan, P.C.
Ryan Brissette
Facsimile:	(212) 446-6460
E-mail:	joshua.kogan@kirkland.com
ryan.brissette@kirkland.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10. Incorporation by Reference. The provisions set forth in Sections 10.1, 10.4, 10.6, 10.9, 10.10, 10.12, 10.13, 10.14, 10.15 and 10.16 of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement mutatis mutandis.

signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the date first written above.

HAYMAKER ACQUISITION CORP.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

HAYMAKER SPONSOR, LLC

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

STEINER LEISURE LIMITED

By:	/s/ Leonard Fluxman
Name:	Leonard Fluxman
Title:	President and CEO

[Signature Page to Waiver Agreement]

EXHIBIT A

JOINDER TO

WAIVER AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Waiver Agreement, dated as of [            ]     , 2018 (as amended and as the same may hereafter be amended, restated, supplemented and modified, the “Waiver Agreement”), by and among Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), Haymaker Sponsor, LLC, a Delaware limited liability company, and each holder of the issued and outstanding shares of Class B Common Stock of HYAC.

By executing and delivering this Joinder to HYAC, the undersigned hereby agrees to become a party to, to make all representations and warranties under, to be bound by all obligations under, and to comply with the provisions of the Waiver Agreement in the same manner as if the undersigned were an original signatory to the Waiver Agreement

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of [    ], 2018.

[TRANSFEREE]

By:
Its: